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                                                                  Exhibit 99.4

                                 FIBERMARK, INC.

          OFFER TO EXCHANGE ITS 10 3/4% SENIOR NOTES DUE 2011, SERIES B
   FOR ANY AND ALL OF ITS OUTSTANDING 10 3/4% SENIOR NOTES DUE 2011, SERIES A

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       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
        NEW YORK CITY TIME, ON [               ], 2001, UNLESS EXTENDED.
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To Our Clients:

         Enclosed for your consideration is a Prospectus, dated [ ], 2001 (the "PROSPECTUS"), and a Letter of Transmittal (the "LETTER OF TRANSMITTAL") relating to the offer (the "EXCHANGE OFFER") by FiberMark, Inc. (the "COMPANY") to exchange its 10 3/4% Senior Notes due 2011, Series B (the "NEW NOTES") for an equal principal amount of its outstanding 10 3/4% Senior Notes due 2011, Series A (the "OLD NOTES"), upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to exchange of the Old Notes for New Notes. See "The Exchange Offer" in the Prospectus. Old Notes may be tendered only in integral multiples of $1,000.

         These materials are being forwarded to you as the beneficial owner of Old Notes held by us for your account or benefit but not registered in your name. AN EXCHANGE OF ANY OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

         Accordingly, we request instructions as to whether you wish us to exchange any or all Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Old Notes.

         Your attention is directed to the following:

         1. The Exchange Offer is for the exchange of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes, of which $230,000,000 aggregate principal amount was outstanding as of [ ], 2001. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes.

         2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

         3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on [ ], 2001, unless extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Exchange Offer expires.

         4. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         If you wish us to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instructions on the back of this letter. An envelope to return your instructions to us is enclosed. IF YOU DO NOT INSTRUCT US TO TENDER YOUR OLD NOTES, THEY WILL NOT BE TENDERED. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to us to tender all the Old Notes held by us for your account.

         The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.



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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned hereby acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by FiberMark, Inc. with respect to its Old Notes.

      This will instruct you, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN amount):

         $__________________ of the 10 3/4% Senior Notes due 2011, Series A.


With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

               To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED*, IF ANY):

               $____________________ of the 10 3/4% Senior Subordinated Notes due 2008, Series A

               * THE MINIMUM PERMITTED TENDER IS $1,000 IN PRINCIPAL AMOUNT OF OLD NOTES. ALL TENDERS OF OLD NOTES MUST BE IN INTEGRAL MULTIPLES OF $1,000.

               NOT to TENDER any Old Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes; (b) to make such agreements, representations and warranties on behalf of the undersigned, as are set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

      Unless a specific contrary instruction is given in the space provided, the undersigned's signature hereon shall constitute an instruction to you to tender all the Old Notes held by you for the account of the undersigned.

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                                    SIGN HERE


Name of Beneficial Owner(s): ___________________________________________________


Signature(s): __________________________________________________________________


Name(s) (PLEASE PRINT): ________________________________________________________


Address: _______________________________________________________________________

________________________________________________________________________________


Telephone Number:_______________________________________________________________


Taxpayer Identification or Social Security Number: _____________________________


Date: __________________________________________________________________________

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